                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements of Michaels Stores, Inc. listed below and in the related Prospectuses of our report dated March 5, 2001, with respect to the consolidated financial statements of Michaels Stores, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended February 3, 2001.


            REGISTRATION
  FORM        NUMBER                        PERTAINING TO MICHAELS STORES, INC.
--------    ------------        ------------------------------------------------------------
  S-3        333-34459          Dividend Reinvestment and Stock Purchase Plan
  S-3        333-29423          Amended and Restated 1992 Non-Statutory Stock Option Plan
  S-3        333-29421          Amended and Restated 1994 Non-statutory Stock Option Plan
                                and Stock Option Agreement dated June 6, 1997, between
                                Michaels Stores, Inc. and R. Michael Rouleau
  S-8        33-61055           Employees 401(K) Plan
  S-8        333-29429          1997 Employees Stock Purchase Plan
  S-8        333-82495          Deferred Compensation Plan
  S-8        33-54726           Key Employee Stock Compensation Program
  S-8        33-21635           Amended and Restated 1994 Non-Statutory Stock Option Plan
  S-8        333-21407          Amended and Restated 1992 Non-Statutory Stock Option Plan
  S-8        33-64379           1994 Non-Statutory Stock Option Plan
  S-3        333-39116          1997 Stock Option Plan
  S-3        33-48029           Registration of 1,255,717 Shares of Common Stock


                                                               ERNST & YOUNG LLP

Dallas, Texas
April 25, 2001